As filed with the Securities and Exchange Commission on October 4, 2006

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA FORTUNE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jinmao Tower
88 Century Boulevard, Suite 4403
Pudong, Shanghai
People’s Republic of China 200121
86-21-5049-1188

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________

Bo Yu, Chairman and Chief Executive Officer
Jinmao Tower
88 Century Boulevard, Suite 4403
Pudong, Shanghai
People’s Republic of China 200121
86-21-5049-1188

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

___________________

Copies to:

David Alan Miller, Esq.	Robert J. Mittman, Esq.
Graubard Miller	Brad L. Shiffman, Esq.
The Chrysler Building	Blank Rome LLP
405 Lexington Avenue	The Chrysler Building
New York, New York 10174	405 Lexington Avenue
(212) 818-8800	New York, New York 10174
(212) 818-8881 – Facsimile	(212) 885-5000
(212) 885-5001 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one ordinary share, $.0001 par value, and one Warrant(2)	9,200,000 Units	$8.00	$73,600,000	$7,875.20
Ordinary shares included as part of the Units(2)	9,200,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	9,200,000 Warrants	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Units(4)	9,200,000 Shares	$6.50	$59,800,000	$6,398.60
Units issued to insiders (“Insider Units”), each consisting of one ordinary share, $.0001 par value, and one Warrant	250,000 Units	$8.00	$2,000,000	$214
Ordinary shares included as part of the Insider Units	250,000 Shares	—	—	—	(3)
Warrants included as part of the Insider Units	250,000 Warrants	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Insider Units to the extent such Warrants are subsequently transferred prior to exercise(4)	250,000 Shares	$6.50	$1,625,000	$173.88
Ordinary shares underlying the Warrants included in the Insider Units to the extent such Warrants are subsequently exercised by the Insiders(4)	250,000 Shares	—	—	—	(5)
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative's Unit Purchase Option (“Underwriter's Units”)(4)	400,000 Units	$10.00	$4,000,000	$428
Ordinary shares included as part of the Underwriter’s Units(4)	400,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	400,000 Warrants	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Representative’s Units(4)	400,000 Shares	$6.50	$2,6 00,000	$278.20
Total			$143,625,100	$15,367.88

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 1,200,000 Units and 1,200,000 ordinary shares and 1,200,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)

The filing fee is included in the $173.88 filing fee for the ordinary shares underlying the Warrants included within the Insider Units above.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION October 4, 2006

PROSPECTUS

$64,000,000

CHINA FORTUNE ACQUISITION CORP.

8,000,000 units

China Fortune Acquisition Corp. is a newly formed blank check company organized for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business, through contractual arrangements, that has its principal operations located in the People’s Republic of China. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $6.50. Each warrant will become exercisable on the later of our completion of a business combination and ______ __, 2007 [one year from the date of this prospectus], and will expire on ______ __, 2010 [four years from the date of this prospectus], or earlier upon redemption.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters for this offering, a 45-day option to purchase up to 1,200,000 units (over and above the 8,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, for $100, as additional compensation, an option to purchase up to a total of 400,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Bo Yu, our chairman of the board and chief executive officer, has committed to purchase from us 250,000 units at $8.00 per unit (for an aggregate purchase price of $2,000,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase will be placed in the trust fund described below. The “insider units” to be purchased by Mr. Yu will be identical to the units being offered by this prospectus except that if we call the warrants for redemption, the warrants underlying the insider units may be exercisable on a cashless basis so long as such warrants are held by Mr. Yu or his affiliates. Additionally, Mr. Yu has waived his right to receive distributions upon our liquidation prior to a business combination with respect to the ordinary shares underlying the insider units. The insider units have been registered for resale under the registration statement of which this prospectus forms a part, but Mr. Yu has agreed that the insider units and underlying securities will not be sold or transferred by him until after we have completed a business combination.

There is presently no public market for our units, ordinary shares or warrants. The units will be quoted on the OTC Bulletin Board under the symbol ______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols _______ and _______, respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds Before Expenses, to Us

Per unit	$8.00	$0.48	$7.52
Total	$64,000,000	$3,840,000	$60,160,000

——————

(1)

Includes a non-accountable expense allowance in the amount of 0.5% of the gross proceeds, or $0.04 per unit ($320,000 in total), payable to EarlyBirdCapital. The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option. Of the underwriting discount and commissions, $960,000 ($0.12 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

$59,120,000 of the net proceeds of this offering (including $960,000 of underwriting discounts and commissions payable to the underwriters in this offering which is being deferred by them until we consummate a business combination), plus the additional aggregate $2,000,000 we will receive from the purchase of the insider units being made by Bo Yu simultaneously with the consummation of this offering, for an aggregate of $61,120,000 (or $7.64 per unit sold to the public in this offering), will be deposited into a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2006.

EarlyBirdCapital, Inc.

                                       , 2006

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•

references to “we,” “us” or “our company” refer to China Fortune Acquisition Corp.;

•

“initial shares” refers to the 2,000,000 ordinary shares that our initial shareholders originally purchased from us for $25,000 in August 2006;

•

“insider units” refers to the 250,000 units we are selling privately to Bo Yu upon consummation of this offering;

•

references to “China” or the “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but do not include Taiwan;

•

references to “$” refer to the legal currency of the United States;

•

the term “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether purchased in this offering or in the aftermarket), including any of our existing shareholders to the extent that they purchase or acquire such shares; and

•

the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a Cayman Islands limited life blank check company organized on August 18, 2006 as an exempted company with limited liability. We were formed with the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China. Our efforts to identify a prospective target business will not be limited to a particular industry.

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, attractive valuations for target businesses and increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity leading to China having one of the highest gross domestic product growth among major industrial countries in the world as well as strong growth in many sectors of its economy driven by emerging private enterprises.

Notwithstanding these facts, there are various risks of business acquisitions in China including, among others, the risk that we may be unable to enforce our rights in China, that governments may revert back to former policies less conducive to free trade and that relations between China and countries in other regions of the world, including the United States, may deteriorate leading to reduced trade.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Our principal executive offices are located at Jinmao Tower, 88 Century Boulevard, Suite 4403, Pudong, Shanghai, People’s Republic of China 200121 and our telephone number is 86-21-5049-1188.

The Offering

Securities offered

8,000,000 units, at $8.00 per unit, each unit consisting of:

•

one ordinary share; and

•

one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Securities sold privately to insiders simultaneously with consummation of this offering

250,000 insider units at $8.00 per unit and (for an aggregate purchase price of $2,000,000) will be sold to Bo Yu, pursuant to a letter agreement among us, Mr. Yu and EarlyBirdCapital. There are no third-party beneficiaries to this agreement. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider units will be identical to the units being offered by this prospectus except that if we call the warrants for redemption as described below, the warrants underlying the insider units may be exercisable on a cashless basis so long as such warrants are held by Mr. Yu or his affiliates. Additionally, Mr. Yu has waived their right to receive distributions upon our liquidation prior to a business combination with respect to the ordinary shares underlying the insider units. Mr. Yu has also agreed, pursuant to the agreement, that the insider units and underlying securities will not be sold or transferred by him until after we have completed a business combination. EarlyBirdCapital has no intention of waiving this restriction.

Ordinary shares:
Number outstanding before this offering	2,000,000 shares
Number to be sold as part of insider units	250,000 shares
Number to be outstanding after this offering and sale to insiders	10,250,000 shares
Warrants:
Number outstanding before this offering	0 warrants
Number to be sold to insiders included within insider units	250,000 warrants
Number to be outstanding after this offering and sale to insiders	8,250,000 warrants
Exercisability	Each warrant is exercisable for one ordinary share.
Exercise price	$6.50 per share
Exercise period

The warrants will become exercisable on the later of:

•

the completion of a business combination with a target business, and

•

[________], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [________], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (including any of the warrants included within the insider units and within the unit purchase option issued to EarlyBirdCapital):

•

in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will only occur if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current),

•

upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If we call the warrants for redemption and our management does not take advantage of this option, Mr. Yu would still be entitled to exercise the warrants included within the insider units as described above for cash or on a cashless basis using the same formula that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. As a result of his affiliation to us, he may have a conflict of interest in determining when to call the warrants for redemption as he would potentially be able to avoid any negative price pressure on the price of the warrants and ordinary shares due to the redemption through a cashless exercise.

Proposed OTC Bulletin Board symbols for our:
Units	[______]
Ordinary shares	[______]
Warrants	[______]
Offering proceeds to be held in trust

$59,120,000 of the proceeds of this offering plus the $2,000,000 we will receive from the sale of the insider units (for an aggregate of $61,120,000 or $7.64 per unit sold to the public in this offering) will be placed in a trust account at Lehman Brothers, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $960,000 of underwriting discounts and commissions payable to the underwriters in the offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,465,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

There will be no fees or other cash payments paid to our existing shareholders, officers, directors, advisors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•

repayment of a $125,000 non-interest bearing loan made by Bo Yu, our chairman of the board and chief executive officer;

•

payment of $7,500 per month to Cathay Fortune Corp., an affiliate of our officers and directors, for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Memorandum and articles of association

As discussed below, there are specific provisions in our memorandum and articles of association that may not be amended prior to our consummation of a business combination, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our memorandum and articles of association may not be enforceable under the laws of the Cayman Islands, we view these provisions, which are contained in Sections 167 through 171 of our memorandum and articles of association, as obligations to our shareholders and will not take any action to amend or waive these provisions.

Our memorandum and articles of association also provides that we will continue in existence only until _________, 2008 [twenty four months from the consummation of this offering]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. In connection with any proposed business combination we submit to our shareholders for approval, we will also submit to shareholders a proposal to amend our memorandum and articles of association to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our memorandum and articles of association to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding ordinary shares. We view this provision terminating our corporate life by ________, 2008 [twenty four months from the consummation of this offering] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Shareholders must approve business combination

Pursuant to our memorandum and articles of association, we will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable state or Cayman Islands law. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least two business days prior to such record date. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. We will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 20% of the ordinary shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public shareholders may exercise their conversion rights and the business combination will still go forward.

Conversion rights for shareholders voting to reject a business combination

Pursuant to our amended and restated memorandum and articles of association, public shareholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account less any amount distributed to us, if the business combination is approved and completed. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. Our existing shareholders will not have such conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether included in their initial shares, included in their insider units or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public shareholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell, or who receive less than $0.36 of net sales proceeds for, the warrant included in the units, and persons who purchase ordinary shares in the aftermarket at a price in excess of $7.64 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

As described above, if we have not consummated a business combination by _________, 2008 [twenty four months from the consummation of this offering], this will trigger our automatic dissolution and we will promptly distribute only to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors) as part of our plan of dissolution and distribution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our officers and directors have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.64, plus interest then held in the trust fund.

We anticipate the distribution of the funds in the trust account to our public shareholders will occur within 10 business days from the date of our winding up and dissolution. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and the shares included within the insider units. We will pay the costs of liquidation from our remaining assets outside of the trust account.

If such funds are insufficient, our initial shareholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Escrow of existing shareholders’ shares

On the date of this prospectus, all of our existing shareholders, including all of our officers and directors, will place their initial shares (but not any shares included in the insider units) into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to the holder’s members upon its liquidation or to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable until such shares are released from escrow and (i) with respect to half of such shares, will not be released from escrow until nine months after the consummation of a business combination or (ii) with respect to the remainder of such shares, will not be released from escrow until one year after our consummation of a business combination or earlier, in either case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. Although the insider units will not be placed in escrow, the purchasers have agreed that the insider units and underlying securities will not be sold or transferred by them until after we have completed a business combination.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	September 12, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	(17,423)	61,645,077
Total assets	150,000	61,670,077
Total liabilities	129,923	4,923
Value of ordinary shares which may be converted to cash	—	12,217,888
Shareholders’ equity	20,077	49,427,189

——————

(1)

Includes the $2,000,000 we will receive from the sale of the insider units. Assumes the payment of the $960,000 deferred underwriters’ discounts and commissions to the underwriters.

The “as adjusted” information gives effect to the sale of the units we are offering by this prospectus and the insider units, including the application of the related gross proceeds and the payment of the estimated remaining costs of this public offering and the repayment of the accrued and other liabilities required to be repaid.

The working capital deficiency excludes $37,500 of costs related to this offering which were paid prior to September 12, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the “as adjusted” information.

The working capital and total assets amounts include $61,120,000 of the amount to be held in the trust account, which will be available to us only upon the consummation of a business combination within twenty four months from the consummation of this offering. The total amount to be placed in trust includes an additional $960,000 ($0.12 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account, and all accrued interest earned thereon, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 19.99% of the 8,000,000 shares sold in this offering, or 1,599,200 ordinary shares, at an initial per-share conversion price of $7.64 (for a total of approximately $12,217,888), without taking into account interest then held in the trust account. This amount represents $7.52 per share from the proceeds of the offering and the private placements and $0.12 per share of deferred underwriting discounts and commissions. Payment of a portion of the deferred underwriting discounts and commissions to the converting shareholders does not reduce the amount payable to the underwriters if we consummate a business combination ($960,000).

The actual per-share conversion price will be equal to:

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the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

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divided by the number of ordinary shares sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public shareholders will receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within two years from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, including companies seeking to consummate a business combination with companies in China,  it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately __ similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only __ companies have consummated a business combination, while ________ other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately __ blank check companies with more than $___ billion in trust that are seeking to carry out a business plan similar to our business plan. Of these companies, _____ with approximately $_______ in trust are seeking to consummate a business combination with a company in China. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders will be less than $7.64 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public shareholders, our officers and directors have agreed that they will be jointly and severally liable (on a pro rata basis relative to the number of initial shares owned by them prior to the completion of this offering) to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of our officers and directors having any such obligations is minimal. Notwithstanding the foregoing, we have questioned our officers and directors on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Therefore, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.64, plus interest then held in the trust fund, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $7.64 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our memorandum and articles of association provides that we will continue in existence only until twenty four months from the consummation of this offering. If we have not completed a business combination by such date and amended this provision in connection thereto, our corporate existence will cease except for the purposes of winding up our affairs and dissolving. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law (2004 Revision) of the Cayman Islands (the “Companies Law”). In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within 24 months after the consummation of this offering. Pursuant to our Articles of Association, failure to consummate a business combination within 24 months from the date of this offering will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within 24 months from the consummation of this offering our purpose and powers will be limited to dissolving and winding up. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our officers and directors have agreed that they will be jointly and severally liable (on a pro rata basis relative to the number of initial shares owned by them prior to the completion of this offering) to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after ____________, 2008 [twenty four months from the consummation of this offering], this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No public warrant will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the ordinary shares issuable upon the exercise of the public warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of such warrants reside, such warrants may have no value, the market for such warrants may be limited and such warrants may expire worthless. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the insider warrants may be exercised for unregistered shares of common stock.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either become listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the public warrants may be deprived of any value, the market for such warrants may be limited and the holders of such warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of such warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our memorandum and articles of association authorizes the issuance of up to 25,000,000 ordinary shares, par value $.0001 per share, and 1,000,000 preferred shares, par value $.0001 per share. Immediately after this offering and the purchase of the insider units (assuming no exercise of the over-allotment option), there will be 5,700,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to EarlyBirdCapital) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitment as of the date of this offering, we are likely to issue a substantial number of additional shares of our common or preferred shares, or a combination of common and preferred shares, to complete a business combination. The issuance of additional ordinary shares or any number of shares of our preferred shares:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

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will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although our key personnel such as Bo Yu, Yufeng Zhang, Aidan Stretch, James Walsh and Gang Chen may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to us.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own ordinary shares issued prior to this offering and Bo Yu, our chairman of the board and chief executive officer, is purchasing warrants simultaneously with the consummation of this offering. These securities will not participate in liquidation distributions. Therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own ordinary shares that were issued prior to this offering and Bo Yu, our chairman of the board and chief executive officer, is purchasing insider units upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares and the shares included within the insider units upon our liquidation if we are unable to consummate a business combination. The shares acquired prior to this offering, as well as the shares included in the insider units, the warrants included in the insider units and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to the transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

After our business combination, we will be solely dependent on a single business and a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her or its ordinary shares converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only ______ of the ______ blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business.

The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our existing shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our existing shareholders (including all of our officers and directors) will collectively own 22% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination.

Our existing shareholders paid an aggregate of $25,000, or $0.0125 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our existing shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.6% or $2.29 per share (the difference between the pro forma net tangible book value per share of $5.71, and the initial offering price of $8.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 8,000,000 ordinary shares as part of the units offered by this prospectus and warrants to purchase 250,000 ordinary shares as part of the insider units. We will also issue an option to purchase 400,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 400,000 warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our existing shareholders or the purchasers of the insider units exercise their registration rights with respect to their initial shares or insider units and underlying securities, it may have an adverse effect on the market price of our ordinary shares and warrants and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider units are entitled to demand that we register the resale of the securities underlying the insider units at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 2,500,000 ordinary shares and 250,000 warrants eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the ordinary shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used by the Nasdaq Stock Market, Inc. and the American Stock Exchange LLC. Such exchanges define “independent” as a person, other than an officer or employee of the company or any parent or subsidiary, having no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Equity ownership of non-executive directors is not relevant to the definition of independence. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent.”  If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the prices of our securities held by public shareholders.

Because our initial shareholders’ initial equity investment for their initial shares was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 for their initial shares is less than the required $1,710,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the ordinary shares acquired prior to this offering will be worth significantly more than $25,000.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

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to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

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to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Risks related to operations in China

Business combinations with companies with operations in China entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Since 1978, China has been one of the world’s fastest-growing economies in terms of GDP growth. However, we cannot assure you that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we effect a business combination, the ability of that target business to become profitable.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

A recent positive economic change has been the PRC’s entry into the World Trade Organization, or WTO, the sole global international organization dealing with the rules of trade between nations. It is believed that the PRC’s entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China’s economy.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission, and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the September 8, 2006, PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have been unhappy with offshore flips which converted domestic companies into foreign investment enterprises (FIEs), the new regulations require new foreign sourced capital of not less than 25% of the domestic company’s post –acquisition capital in order to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our stockholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and anti-trust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the relevant agencies. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic aspects of the parties or markets to bring a transaction under scrutiny, including any one of the level of sales or assets within China, control of 20% or more of the Chinese market on a pre-transaction basis, or control of 25% or more of the Chinese market as a result of the transaction. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.

The Ministry of Information Industry (MII) issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in China which may limit the type of businesses we will be able to acquire.

On July 13, 2006, the MII issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value added telecom services which includes internet and telecommunications businesses in China. The regulations require Chinese entities to own and control the following: (i) internet domain names, (ii) registered trademarks, and (iii) servers and other infrastructure equipment used to host and operate web-sites and conduct business. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and the government has provided that the new regulations apply retroactively and provides for audit procedures. The failure to comply may cause the MII to terminate a telecommunications license or otherwise modify existing agreements or require the disposition of the assets by the foreign entity. Any anticipated foreign investment in such businesses will be subject to prior approval by the MII, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in this sector may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted as a result of an unfavorable but permitted transaction structure.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As of _________ ___, 2006, the exchange rate of the Renminbi was ____ against the  United States dollar, amounting to a __% appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

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levying fines;

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revoking our business and other licenses;

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requiring that we restructure our ownership or operations; and

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requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005 and on October 21, 2005, by the SAFE, that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies holding the licenses required to engage in the specific industry of the target business and its shareholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control comparable to those we would enjoy with full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States Federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value in excess of 80% of our net assets. It could also delay our preparation of our proxy statement that we will send to stockholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) is exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, not including the funds we will receive from the sale of the insider units (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised

Gross proceeds	$64,000,000.00		$73,600,000.00

Offering expenses(1)
Underwriting discount (5.5% of gross proceeds, 4.0% of which is payable at closing and 1.5% of which is payable upon consummation of a business combination)	2,560,000.00	(2)	2,944,000.00	(2)
Underwriting non-accountable expense allowance (0.5% of gross proceeds)	320,000.00		320,000.00
Legal fees and expenses (including blue sky services and expenses)	360,000.00		360,000.00
Miscellaneous expenses	49,769.61		49,769.61
Printing and engraving expenses	65,000.00		65,000.00
Accounting fees and expenses	30,000.00		30,000.00
SEC registration fee	15,367.88		15,367.88
NASD filing fee	14,862.51		14,862.51

Net proceeds before payment of deferred underwriting fees
Held in trust	59,120,000.00		68,336,000.00
Not held in trust	1,465,000.00		1,465,000.00
Total net proceeds	$60,585,000.00		$69,801,000.00

Use of net proceeds not held in trust(3)
Payment of administrative fee to Cathay Fortune Corp. ($7,500 per month for 24 months)	$180,000	(12.3%)
Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	400,000	(27.3%)
Due diligence of prospective target businesses by officers, directors or existing stockholders	250,000	(17.1%)
Legal and accounting fees relating to SEC reporting obligations	100,000	(6.8%)
Working capital to cover miscellaneous expenses, D&O insurance, taxes, general corporate purposes, dissolution obligations and reserves	535,000	(36.5%)
Total	$1,465,000	(100.0%)

——————

(1)

Approximately $120,000 of the offering expenses, including the SEC registration fee, the NASD filing fee and a portion of the non-accountable expense allowance and legal and audit fees, have been paid from the funds we received from Bo Yu described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)

For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $960,000, or $1,104,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)

The amount of proceeds not held in trust will remain constant at $1,465,000 even if the over-allotment is exercised.

In addition to the offering of units by this prospectus, Bo Yu has committed to purchase the insider units (for an aggregate purchase price of $2,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider units. All of the proceeds we receive from this purchase will be placed in the trust fund described below.

$59,120,000, or $68,336,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $2,000,000 we will receive from the sale of the insider units, will be placed in a trust account at Lehman Brothers, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

The payment to Cathay Fortune Corp., an affiliate of our officers and directors, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Cathay Fortune Corp. for our benefit and is not intended to provide our officers and directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Shanghai area in the PRC, that the fee charged by Cathay Fortune Corp. is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public shareholders. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, special advisors or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves.”  Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $1,465,000. We intend to use the excess working capital (approximately $535,000) for director and officer liability insurance premiums (approximately $120,000), with the balance of $415,000 being held in reserve for tax payments and in the event due diligence, taxes, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing shareholders in connection with activities on our behalf as described above. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds available to us to pay to consultants to assist us with our search for a target business. We could also use a portion of the funds available to us as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, conducting due diligence with respect to, or completing a business combination with, a potential target business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in United States “government securities” so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

The allocation of net proceeds not held in trust represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including the up to $640,000 fee payable to EarlyBirdCapital, the representative of the underwriters, upon the consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). The funds used to pay the representative will not be available to us to use in connection with or following the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Bo Yu has advanced to us a total of $125,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee and legal and audit fees and expenses. The loans will be payable without interest on the earlier of September 1, 2007 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts we can receive from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public shareholder converts such shares into cash in connection with a business combination which the public shareholder voted against and which we consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or included in the insider units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the warrants underlying the insider units. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash), by the number of outstanding ordinary shares.

At September 12, 2006, our net tangible book value was a deficiency of $17,423, or approximately $(0.01) per ordinary share. After giving effect to the sale of 8,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider units, our pro forma net tangible book value at September 12, 2006 would have been $49,427,189 or $5.71 per share, representing an immediate increase in net tangible book value of $5.72 per share to the existing shareholders and an immediate dilution of $2.29 per share or 28.6% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $12,217,888 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public shareholders (but not our existing shareholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $960,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and insider units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors and private placement sales
Pro forma net tangible book value after this offering		5.71
Dilution to new investors		$2.29

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing shareholders	2,000,000	19.5%	$25,000	0.04%	$0.0125
New investors	8,000,000	78.1%	$64,000,000	96.93%	$8.00
Insider investors	250,000	2.4%	$2,000,000	3.03%	$8.00
	10,250,000	100.0%	$66,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(17,423)
Proceeds from this offering assuming payment of deferred underwriting expenses	59,625,000
Proceeds from sale of insider units	2,000,000
Offering costs paid in advance and excluded from net tangible book value before this offering	37,500
Less: Proceeds held in trust subject to conversion to cash ($61,120,000 x 19.99%)	(12,217,888)
$49,427,189
Denominator:
Ordinary shares outstanding prior to this offering	2,000,000
Ordinary shares included in the units offered	8,000,000
Ordinary shares included in insider units	250,000
Less: Shares subject to conversion (8,000,000 x 19.99%)	(1,599,200)
8,650,800

CAPITALIZATION

The following table sets forth our capitalization at September 12, 2006 and as adjusted to give effect to the sale of our units and insider units and the application of the estimated net proceeds derived from the sale of such securities:

	September 12, 2006
	Actual	As Adjusted(1)

Note payable to shareholder	$125,000	$—
Total debt	125,000	—
Ordinary shares, $.0001 par value, 0 and 1,599,200 shares which are subject to possible conversion, shares at conversion value	—	12,217,888
Shareholders’ equity:
Preferred shares, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $.0001 par value, 25,000,000 shares authorized; 2,000,000 shares issued and outstanding, actual; 8,650,800 shares issued and outstanding (excluding 1,599,200 shares subject to possible conversion), as adjusted	200	865
Additional paid-in capital	24,800	49,431,247
Deficit accumulated during the development stage	(4,923)	(4,923)
Total shareholders’ equity	20,077	49,427,189
Total capitalization	145,077	61,645,077

——————

(1)

Includes the $2,000,000 we will receive from the sale of the insider units.

If we consummate a business combination, the conversion rights afforded to our public shareholders (but not our existing shareholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $960,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We were formed on August 18, 2006 to serve as a vehicle to acquire, through a stock exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our shareholders;

•

may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•

will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Similarly, if we issue debt securities, it could result in:

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $855,000, including $320,000 which represents the non-accountable expense allowance of 0.5% of the gross proceeds, and underwriting discounts of approximately $3,520,000, or $4,048,000 if the over-allotment option is exercised in full, will be approximately $59,625,000, or $68,697,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that 1.5% of the underwriting discounts and commissions due will not be payable unless and until we consummate a business combination. Accordingly, $59,120,000, or $68,336,000 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust and the remaining $1,465,000 in either case will not be held in trust. An additional $2,000,000 will also be deposited into trust upon consummation of this offering from the sale of the insider units described below. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding the deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto, including the up to $640,000 fee payable to EarlyBirdCapital, the representative of the underwriters, upon the consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). The funds used to pay the representative will not be available to us to use in connection with or following the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $400,000 of expenses for legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Cathay Fortune Corp. ($7,500 per month for 24 months), $250,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders, $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $535,000 for general working capital that will be used for miscellaneous expenses, taxes and reserves, including approximately $120,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Cathay Fortune Corp., an affiliate of our officers and directors, a monthly fee of $7,500 for general and administrative services.

Through the date of this prospectus, Bo Yu has advanced an aggregate of $125,000 to us for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of September 1, 2007 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Bo Yu has committed to purchase 250,000 units at $8.00 per unit (for an aggregate purchase price of $2,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 400,000 units. This option will be valued at the date of issuance; however, for illustrative purposes, at September 12, 2006, we estimate that the fair value of this option is approximately $1,200,000 ($3.00 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 42.88%, (2) risk-free interest rate of 4.74% and (3) expected life of 5 years.

PROPOSED BUSINESS

Introduction

We are a recently organized Cayman Islands blank check company incorporated on August 18, 2006 in order to serve as a vehicle for the acquisition of, or acquisition of control of, an operating business that has its principal operations located in the People’s Republic of China. Our efforts to identify a prospective target business will not be limited to a particular industry.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•

prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005, 10.2% in the first quarter of 2006 and 10.9% in the second quarter of 2006 (National Bureau of Statistics of China);

•

attractive valuations for target businesses within China;

•

increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

•

favorable labor rates and efficient, low-cost manufacturing capabilities;

•

the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

•

the fact that China’s public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Government regulations

Government regulations relating to foreign exchange controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange (“SAFE”) of China is obtained. Foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On October 21, 2005, the SAFE issued Circular No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles.”  Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with the SAFE

Government regulations relating to taxation

According to the PRC income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax (“EIT”) rate of FIEs is 33%, reduced or exempted in some cases under any applicable laws or regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our shareholders following a business combination to pay corporate withholding taxes.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate.  We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have its principal operations in the People’s Republic of China and has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. Our officers and directors have close relationships with many private equity sponsors and leading mezzanine lenders and a broad range of industry segments.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, shareholders, special advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a target business and structuring of a business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

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financial condition and results of operation;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we believe we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged EarlyBirdCapital, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay EarlyBirdCapital a cash fee at the closing of our business combination of 1.0% of the total consideration paid in connection with the business combination, with a maximum fee to be paid of $640,000.

Fair market value of target business

The target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our shareholders, although copies will be provided to shareholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

Our business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that each of our executive officers could remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our executive officers may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable state law. In connection with any such transaction, we will also submit to our shareholders for approval a proposal to amend our amended and restated memorandum and articles of association to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least two business days prior to such record date.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by any of our existing shareholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. Our existing shareholders will not have such conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether included in their initial shares, in the insider units or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest then held in the trust account, the initial per-share conversion price would be $7.64, or $0.36 less than the per-unit offering price of $8.00. An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to shareholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public shareholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

We will not complete any business combination if public shareholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public shareholders may exercise their conversion rights and the business combination will still go forward.

Investors in this offering who do not sell, or who receive less than $0.36 of net sales proceeds for, the warrant included in the units, or persons who purchase ordinary shares in the aftermarket at a price in excess of $7.64 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Our amended and restated memorandum and articles of association provides that we will continue in existence only until                      , 2008 [twenty four months from the consummation of this offering]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, it will trigger our automatic dissolution. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life by            , 2008 [twenty four months from the consummation of this offering] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by                      , 2008 [twenty four months from the consummation of this offering], we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and the shares included within the insider units. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, our initial shareholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.64, or $0.36 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Our officers and directors have agreed, pursuant to agreements with us and EarlyBirdCapital that, if we liquidate prior to the consummation of a business combination, they will be personally liable (on a pro rata basis relative to the number of initial shares owned by them prior to the completion of this offering) to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $7.64, plus interest, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

In the case of a full voluntary liquidation procedure under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within 24 months after the consummation of this offering. Pursuant to our Articles of Association, failure to consummate a business combination within 24 months from the date of this offering will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within 24 months from the consummation of this offering, our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our directors and officers have agreed to indemnify us for all claims of creditors to the extent we obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust is remote. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $7.64 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $7.64 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.”  As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after                      , 2008 [twenty four months from the consummation of this offering], this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately        blank check companies that have completed initial public offerings in the United States with more than $       billion in trust that are seeking to carry out a business plan similar to our business plan. Of these,        companies with $       in trust are seeking to effectuate a business combination with a company in China. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

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our obligation to seek shareholder approval of a business combination may delay the completion of a transaction;

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our obligation to convert into cash ordinary shares held by our public shareholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

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our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at Jinmao Tower, 88 Century Boulevard, Suite 4403, Pudong, Shanghai, People’s Republic of China 200121. The cost for this space is included in the $7,500 per-month fee Cathay Fortune Corp. will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Cathay Fortune Corp. We believe, based on rents and fees for similar services in the PRC, that the fee charged by Cathay Fortune Corp. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as he deems necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect Messrs. Bo, Zhang and Chen to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules under the Exchange Act with respect to the furnishing and content of our proxy statement related to the business combination. We have also agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations. We will also furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of our interim financial statements filed with the SEC.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that such financial statements cannot be obtained, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$59,120,000 of the net offering proceeds plus the $2,000,000 we will receive from the sale of the insider units will be deposited into a trust account at Lehman Brothers, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$54,144,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $59,120,000 of net offering proceeds plus the $2,000,000 we will receive from the sale of the insider units held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only
in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus.
The ordinary shares and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.

The warrants could be exercised prior
to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated memorandum and articles of association, our corporate existence will cease 24 months from the consummation of this offering except for the purposes of winding up our affairs and liquidating. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Bo Yu	41	Chairman of the Board of Directors and Chief Executive Officer
Yufeng Zhang	32	Chief Financial Officer and Director
Gang Chen	32	Secretary, Treasurer and Director
Aidan Stretch	39	Director
James Walsh	39	Director

Bo Yu has been our chairman of the board and chief executive officer since our inception. Mr. Yu founded Cathay Fortune Corp. in July 2003 and has served as its chairman of the management committee and chief executive officer since that date. From December 2001 to July 2003, Mr. Yu was the chairman of the management committee of China Fortune Securities Co., Ltd., a leading privately owned broker-dealer in China. From May 1997 to July 2003, Mr. Yu served as the chairman of the board of Beijing Leader Investment Corp., Ltd., a private derivatives trading and assets management firm. From June 1990 to August 1998, Mr. Yu was the founder and the chairman of the board of Dalian DongLi Artistic Textile Co., Ltd., a privately owned textile manufacturer. From 1985 to 1990, Mr. Yu held various positions at the Municipal Tax Bureau of Dalian City.

Yufeng (Edgar) Zhang has been our chief financial officer and a member of our board of directors since our inception. Mr. Zhang has served as a managing director of Cathay Fortune since June 2002. From April 2001 to May 2002, Mr. Zhang worked as a senior associate at Sinosure Inc., a US-China corporate finance boutique specialized in advising cross-board transactions for small and middle size companies. From July 1998 to March 2001, Mr. Zhang worked as a senior manager of the investment department at DTZ Debenham Tie Leung, a European corporate real estate consulting firm, in advising international institutional real estate investments in China. From July 1996 to June 1998, Mr. Zhang worked as a manager for Shanghai Caohejing Hi-tech Park to facilitate foreign direct investments in the state-level industrial park. Mr. Zhang received a B.S. from Shanghai Jiao Tong University. He is also an active member of Chinese Institute of Certified Public Accountants (CICPA).

Gang (Gary) Chen has been our secretary, treasurer and director since our inception. Mr. Chen has served as a managing director of Cathay Fortune since October 2003. From September 2002 to October 2003, Mr. Chen served as a senior manager of the investment banking department at Debang Securities Co., Ltd., a leading privately owned broker-dealer in China. From August 2000 to August 2002, Mr. Chen worked as a research assistant for the Financial and Real Estate Department of Wharton Business School at the University of Pennsylvania. From July 1997 to August 2000, Mr. Chen served as a manager of Teda Real Estate Group, a Chinese real estate company. Mr. Chen received a B.A. from Peking University and a M.A. from the University of Pennsylvania.

Aidan Stretch has served as a member of our board of directors since our inception. Since July 2006, Mr. Stretch has been a consultant to Cathay Fortune. From January 2005 until June 2006, Mr. Stretch has served as a managing director of WindyPoint Capital Corp., an investment banking firm. From July 1998 to December 2004, Mr. Stretch served as a managing director of Broadmark Capital Corp., an investment banking firm. From May 1996 to June 1998, Mr. Stretch was the principal at Sustainable Development Group, a consulting firm. Mr. Stretch received a B.A. from the University of Liverpool, a Diploma of Architecture from the University of Liverpool and the University of Oregon and has completed the Environmental Management Program and Executive M.B.A. studies at the University of Washington, Graduate School of Business.

James Walsh has served as a member of our board of directors since our inception. Since July 2006, Mr. Walsh has been a consultant to Cathay Fortune. From January 2005 to June 2006, Mr. Walsh served as a director of WindyPoint Capital Corp. From March 1999 to December 2005, Mr. Walsh served as a senior vice president of Broadmark Capital Corp. From September 1996 to February 1999, Mr. Walsh served as an account executive at Honeywell International Inc., a New York Stock Exchange listed manufacturer of civil and military avionics and other aerospace products. Mr. Walsh received a B.A. from Duke University and an M.B.A. from the University of Washington, Graduate School of Business.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of James Walsh, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Aidan Stretch and Gang Chen, will expire at the second annual meeting. The term of the third class of directors, consisting of Bo Yu and Yufeng Zhang, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Cathay Fortune Corp., an affiliate of our officers and directors, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our officers and directors compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

The initial shares owned by our directors will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares or shares included in the insider units which also might cause them to have a conflict of interest in determining whether a particular target business is appropriate. Furthermore, while the insider units (and underlying securities) have been registered for resale under the registration statement of which this prospectus forms a part, Bo Yu has agreed that such securities will not be sold or transferred by him until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•

The ability of Bo Yu to exercise his warrants included within the insider units on a cashless basis may cause our management to have a conflict of interest in determining when to call the warrants for redemption as he would potentially be able to avoid any negative price pressure on the price of the warrants and ordinary shares due to the redemption through a cashless exercise.

•

Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock from escrow.

•

Our directors and officers may purchase ordinary shares as part of this offering or in the aftermarket and would be entitled to vote such shares as they choose on a proposal to approve a business combination.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity, subject to any pre-existing fiduciary obligations they may have.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares which were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares and the shares included within the insider units. Any ordinary shares acquired by existing shareholders in the offering or aftermarket will be considered part of the holdings of the public shareholders. Except with respect to the conversion rights afforded to public shareholders, these existing shareholders will have the same rights as other public shareholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing shareholders. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of October 4, 2006 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming no purchases of units offered by this prospectus), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Prior to Offering and Insider Purchases		After Offering and Insider Purchases
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares

Bo Yu	1,440,000	72.0%	1,690,000	(2)	16.5%
Yufeng Zhang	180,000	9.0%	180,000		1.8%
Gang Chen	180,000	9.0%	180,000		1.8%
Aidan Stretch(3)	100,000	5.0%	100,000		*
James Walsh(3)	100,000	5.0%	100,000		*
All directors and executive officers as a group (five individuals)	2,000,000	100.0%	2,250,000		22.0% %

——————

*

Less than 1%.

(1)

Unless otherwise indicated, the business address of each of the individuals is Jinmao Tower, 88 Century Boulevard, Suite 4403, Pudong, Shanghai, People’s Republic of China 200121.

(2)

Does not include 250,000 ordinary shares issuable upon exercise of warrants held by Mr. Yu that are not exercisable and will not become exercisable within 60 days.

(3)

The business address of these individuals is 1700 Seventh Avenue, Suite 2100, Seattle, Washington 98101.

Immediately after this offering, our existing shareholders, which include all of our officers and directors, collectively, will beneficially own approximately 22% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our existing shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

The initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (i) nine months after the consummation of a business combination with respect to half of such shares and (ii) one year after the consummation of a business combination with respect to the remainder of such shares. The initial shares may be released from escrow earlier than such dates if, within the first year after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Bo Yu has committed to purchase an aggregate of 250,000 insider units (for an aggregate purchase price of $2,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider units and underlying securities will be identical to the units and underlying securities being offered by this prospectus except that if we call the warrants for redemption, the warrants underlying the insider units may be exercisable on a cashless basis at the holder’s option (except in the case of a forced cashless exercise upon our redemption of the warrants, as described below) so long as such warrants are held by Mr. Yu or his affiliates. Additionally, Mr. Yu has waived his right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying the insider units. Furthermore, he has agreed that the insider units and underlying securities will not be sold or transferred by him until after we have completed a business combination.

Bo Yu is our “promoter” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2006, we issued 2,000,000 ordinary shares to the individuals set forth below for $25,000 in cash, at a purchase price of $0.0125 per share, as follows:

Name	Number of Shares	Relationship to Us

Bo Yu	1,440,000	Chairman of the Board and Chief Executive Officer
Yufeng Zhang	180,000	Chief Financial Officer and Director
Gang Chen	180,000	Secretary, Treasurer and Director
Aidan Stretch	100,000	Director
James Walsh	100,000	Director

If the underwriter determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing shareholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to demand that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Bo Yu has committed, pursuant to a written subscription agreement with us and EarlyBirdCapital, to purchase the insider units (for an aggregate purchase price of $2,000,000, or $8.00 per unit) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider units will be delivered to Continental Stock Transfer & Trust Company, as escrow agent, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Continental Stock Transfer & Trust Company will deposit the purchase price into the trust fund simultaneously with the consummation of the offering. The insider units will be identical to the units being offered by this prospectus except that if we call the warrants for redemption, the warrants underlying the insider units may be exercisable on a cashless basis at the holder’s option (except in the case of a forced cashless exercise upon our redemption of the warrants) so long as such warrants are held by Mr. Yu or his affiliates. Additionally, Mr. Yu has waived his right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying the insider units. Furthermore, he has agreed that the insider units and underlying securities will not be sold or transferred by him until after we have completed a business combination. The holders of the majority of these securities will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Cathay Fortune Corp., an affiliate of our officers and directors, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Cathay Fortune Corp. $7,500 per month for these services. Bo Yu is the chief executive officer and chairman of the management committee of Cathay Fortune Corp, each of Yufeng Zhang and Gang Chen is a managing director of Cathay Fortune Corp., and each of Aidan Stretch and James Walsh is a consultant to Cathay Fortune Corp. As a result, they will benefit from the transaction to the extent of their interest in Cathay Fortune Corp. However, this arrangement is solely for our benefit and is not intended to provide our officers and directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Shanghai area in the PRC, that the fee charged by Cathay Fortune Corp. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

As of the date of this prospectus, Bo Yu has advanced to us an aggregate of $125,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of September 1, 2007 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our existing shareholders, officers, directors, special advisors or their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing shareholders, officers, directors or special advisors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 25,000,000 ordinary shares, par value $.0001, and 1,000,000 preferred shares, par value $.0001. As of the date of this prospectus, 2,000,000 ordinary shares are outstanding, held by five shareholders of record. No preferred shares are currently outstanding.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Ordinary shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the majority of the ordinary shares voted by our public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by any of our existing shareholders, officers and directors. Additionally, our existing shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our memorandum and articles of association, if we do not consummate a business combination by                    , 2008 [twenty four months from the consummation of this offering], it will trigger our automatic dissolution and we will wind up our affairs and liquidate. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and the shares included within the insider units.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public shareholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred shares

Our memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $6.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the warrants included within the insider units and within the unit purchase option issued to EarlyBirdCapital),

•

in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will only occur if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current),

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the ordinary shares equals or exceeds $12.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the warrants included within the insider units) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, Bo Yu would still be entitled to exercise his warrants underlying the insider units for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by Mr. Yu or his affiliates is because it is not known at this time whether he will be affiliated with us following a business combination. If he remains an insider, his ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 400,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

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we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

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a company is acting or proposing to act illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

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the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

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those who control the company are perpetrating a “fraud on the minority.”

Enforcement of civil liabilities. The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

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is given by a competent foreign court;

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imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

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is final;

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is not in respect of taxes, a fine or a penalty; and

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was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

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a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;

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a prohibition against completing a business combination if 20% or more of our shareholders exercise their redemption rights in lieu of approving a business combination;

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the right of shareholders voting against a business combination (up to approximately 19.99%) to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

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a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by 24 months after the consummation of this offering;

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limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon winding up and dissolution of our company or upon the exercise of their redemption rights; and

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the bifurcation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our memorandum and articles of association, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 10,250,000 ordinary shares outstanding, or 11,450,000 shares if the over-allotment option is exercised in full. Of these shares, the 8,000,000 shares sold in this offering, or 9,200,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of the 2,000,000 initial shares would be eligible for sale under Rule 144 prior to August 18, 2007 while none of the 250,000 ordinary shares included in the insider units would be eligible for sale under Rule 144 prior to                         , 2007. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 2,000,000 initial shares have been placed in escrow and will not be transferable until (i) nine months after our consummation of a business combination with respect to 1,000,000 shares and (ii) one year after our consummation of a business combination with respect to 1,000,000 shares and will be released prior to such dates only upon a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. The insider units have been registered for resale under the registration statement of which this prospectus forms a part. However, Mr. Yu has agreed that the insider units and underlying securities will not be sold or transferred by him until after we have completed a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted ordinary shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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1% of the number of ordinary shares then outstanding, which will equal 102,500 shares immediately after this offering (or 114,500 if the over-allotment option is exercised in full); and

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if the ordinary shares are listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider units (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

This section describes the material United States federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants. This section does not address any aspect of United States federal gift or estate tax, or the state, local or foreign tax consequences of an investment in our ordinary shares and warrants. This section only applies to you if you acquire your ordinary shares and warrants in this offering and you hold your ordinary shares and warrants as capital assets for tax purposes. This discussion does not discuss all the tax consequences that may be relevant to particular investors in light of their circumstances or to investors that are subject to special rules, including:

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a bank;

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a dealer in securities or currencies;

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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

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a tax-exempt organization;

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an insurance company;

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a person liable for alternative minimum tax;

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a person that actually or constructively owns 10% or more of the vote or value of our stock;

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a person that holds ordinary shares that are a hedge or that are hedged against currency risks or as part of a straddle or a conversion transaction;

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a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

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a person who acquired shares pursuant to the exercise of a compensatory stock option; or

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a person who owns shares through a partnership or other pass-through entity.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to changes possibly retroactively. There is currently no comprehensive tax treaty between the United States and the Cayman Islands.

For purposes of the United States federal income tax discussion below, you are a U.S. holder if you are a beneficial owner of ordinary shares or warrants and you are:

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a citizen or resident of the United States;

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a domestic corporation;

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an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

A non-U.S. holder is a beneficial owner of ordinary shares or warrants that is not a United States person for United States federal income tax purposes.

You should consult your own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of the ordinary shares or warrants in your particular circumstances.

This discussion addresses only United States federal income taxation.

Issuance of an Investment Unit

The share and the warrant will constitute an investment unit. For purposes of determining a holder’s basis in each of the share and the warrant, the amount paid to acquire the investment unit will be allocated among the share and the warrant based on their respective relative fair market values.

Taxation of Dividends

U.S. Holders. Under the United States federal income tax laws, and subject to the personal foreign investment company rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a non-corporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold our ordinary shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, our ordinary shares are readily tradable on an established securities market in the United States.

The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in our ordinary shares and thereafter as capital gain. If the dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot foreign currency/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Therefore, since the value of the foreign currency may decrease before you actually convert the currency into U.S. dollars, you may actually be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, but generally will be passive income or financial services income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Non-U.S. Holders. If you are a non-U.S. holder, dividends paid to you in respect of our ordinary shares will not be subject to United States federal income tax unless the dividends are effectively connected with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, effectively connected dividends may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains

U.S. Holders. Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares or warrants, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or warrants. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders. If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares or warrants unless:

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the gain is effectively connected with your conduct of a trade or business in the United States and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

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you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, effectively connected gains that you recognize, under certain circumstances, may also be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company Rules

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Special United States tax rules apply to a company that is considered a passive foreign investment company, or PFIC. Under these rules, we will be classified as a PFIC for United States federal income tax purposes in any taxable year in which either:

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at least 75% of our gross income for the taxable year is passive income; or

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at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for our 2005 tax year or in the foreseeable future. Newly formed corporations, such as us, are excepted out of the PFIC rules for their first year of existence provided that certain standards are satisfied, which we believe we can meet. In addition, we expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is, however, not binding on the Internal Revenue Service. We cannot assure you that we will not be a PFIC in any future year.

If we are treated as a PFIC, and you are a U.S. holder that does not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

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any gain you realize on the sale or other disposition of your ordinary shares or warrants; and

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any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).

Under these rules:

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the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;

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the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;

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the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and

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the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If you own ordinary shares in a PFIC that are treated as marketable stock, you may make a mark-to-market election. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares or warrants at the end of the taxable year over your adjusted basis in your ordinary shares or warrants. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares or warrants will be adjusted to reflect any such income or loss amounts. Your gain, if any, recognized upon the sale, exchange or other disposition of your ordinary shares or warrants will be taxed as ordinary income. Any loss realized on the sale, exchange or other disposition of your ordinary shares or warrants would be taxed as an ordinary loss to the extent that such loss does not exceed the mark-to-market gain previously included as ordinary income by the U.S. holder.

In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own ordinary shares during any year that we are a PFIC, you must file Internal Revenue Service Form 8621.

You should consult your own tax advisor regarding the application of the PFIC rules to our ordinary shares or warrants in your particular circumstances, including the availability of making an election to avoid adverse United States federal income tax consequences under the PFIC rules in the case we determined to be a PFIC in a future year.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

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dividend payments or other taxable distributions made to you within the United States, and

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the payment of proceeds to you from the sale of ordinary shares effected at a United States office of a broker.

Additionally, backup withholding, generally at a 28% tax rate, may apply to such payments if you are a noncorporate U.S. holder that:

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fails to provide an accurate taxpayer identification number,

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is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

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in certain circumstances, fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

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dividend payments made to you outside the United States by us or another non-United States payor and

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other dividend payments and the payment of the proceeds from the sale of ordinary shares and warrants effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

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an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

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other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

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you otherwise establish an exemption.

Payment of the proceeds from the sale of ordinary shares or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of ordinary shares or warrants that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

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the proceeds are transferred to an account maintained by you in the United States,

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the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

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the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of ordinary shares or warrants effected at a foreign office of a broker will be subject to information reporting if the broker is:

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a United States person,

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a controlled foreign corporation for United States tax purposes,

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a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

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a foreign partnership, if at any time during its tax year:

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one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

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such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital, Inc is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

EarlyBirdCapital, Inc.

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Prohibited Sale of Securities under Cayman Islands Law

As an exempted company not listed on the Cayman Islands Stock Exchange, we are prohibited under the Companies Law from making any invitation to the public in the Cayman Islands to subscribe for any of our securities.

United States Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $          per unit and the dealers may reallow a concession not in excess of $          per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no operating results and are not limited to operate in any specific industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,200,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option

Public offering price	$8.00	$64,000,000	$73,600,000
Discount(1)	$0.44	$3,520,000	$4,048,000
Non-accountable Expense Allowance(2)	$0.04	$320,000	$320,000
Proceeds before expenses(3)	$7.52	$60,160,000	$69,232,000

——————

(1)

1.5% of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

(3)

The offering expenses are estimated at $535,000.

No discounts or commissions will be paid on the sale of the insider units.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 400,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 400,000 units, the 400,000 ordinary shares and the 400,000 warrants underlying such units, and the 400,000 ordinary shares underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have engaged the representative of the underwriters to act as our non-exclusive investment banker in connection with our business combination. We will pay the representative a cash fee at the closing of our business combination for assisting us in structuring and negotiating the terms of the transaction of 1% of the total consideration paid in connection with the business combination, up to a maximum of $640,000. Such fees are considered by the National Association of Securities Dealers to be underwriters’ compensation in connection with this offering. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York. We have paid Graubard Miller a retainer of $25,000 for such services. Graubard Miller has agreed that the balance of the legal fees that we will owe to it for these services will be paid by us only upon the successful consummation of this offering. Legal matters as to Cayman Islands’ law will be passed upon for us by Maples and Calder.  Maples and Calder has agreed that the legal fees that we will owe it for these services will be paid by us only upon the successful consummation of this offering. Blank Rome LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by UHY LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of UHY LLP are included in reliance upon their report given upon the authority of UHY LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Shareholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Fortune Acquisition Corp.

We have audited the accompanying balance sheet of China Fortune Acquisition Corp. (a corporation in the development stage) as of September 12, 2006, and the related statements of operations, shareholders’ equity and cash flows for the period from August 18, 2006 (inception) to September 12, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Fortune Acquisition Corp. as of September 12, 2006, and the results of its operations and its cash flows for the period from August 18, 2006 (inception) to September 12, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

New York, New York
September 15, 2006

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

September 12, 2006
ASSETS

Current assets – cash	$112,500
Deferred offering costs associated with initial public offering	37,500
Total assets	$150,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accrued expenses	$4,923
Note payable, related party	125,000
Total liabilities	129,923

Commitments and Contingencies

Shareholders' Equity
Preferred shares, $.0001 par value authorized 1,000,000 shares; none issued	—
Ordinary shares, $.0001 par value authorized 25,000,000 shares
Issued and outstanding 2,000,000 shares	200
Additional paid-in capital	24,800
Deficit accumulated during the development stage	(4,923)
Total shareholders’ equity	20,077
Total liabilities and shareholders’ equity	$150,000

See notes to financial statements.

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period August 18, 2006 (Inception) to September 12, 2006

Formation costs	$4,923
Operating loss	(4,923)

Provision for income taxes	—
Net loss	$(4,923)

Weighted average shares outstanding	2,000,000

Basic and diluted net loss per share	$(0.00)

See notes to financial statements.

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period August 18, 2006 (Inception) to September 12, 2006

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Shareholders' Equity
	Shares	Amount

Common shares issued August 18, 2006 at $.0125 per share	2,000,000	$200	$24,800	$—	$25,000
Net loss	—	—	—	(4,923)	(4,923)
Balance at September 12, 2006	2,000,000	$200	$24,800	$(4,923)	$20,077

See notes to financial statements.

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period August 18, 2006 (Inception) to September 12, 2006

Cash Flows from Operating Activities
Net loss	$(4,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	4,923
Net cash provided by operating activities	—

Cash Flows from Financing Activities
Proceeds from sale of ordinary shares to founding shareholders	25,000
Proceeds from note payable, shareholder	125,000
Deferred costs associated with initial public offering	(37,500)
Net cash provided by financing activities	112,500

Net increase in cash	112,500

Cash at beginning of period	—
Cash at end of period	$112,500

See notes to financial statements.

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the Period August 18, 2006 (Inception) to September 12, 2006

Note 1 — Organization and Business Operations

China Fortune Acquisition Corp. (the “Company”) was incorporated in the Cayman Islands on August 18, 2006 as a blank check company whose objective is to acquire, through a stock exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China.

At September 12, 2006, the Company had not yet commenced any operations. All activity through September 12, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 8,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in the People’s Republic of China (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $7.64 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses and other entities it engages execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s directors have agreed that they will be proportionally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or by vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their 2,000,000 founding ordinary shares in accordance with the vote of the majority in interest of all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of ordinary shares held by Public Shareholders at the consummation of the Proposed Offering. Accordingly, Public Shareholders holding 19.99% of the aggregate number of shares owned by all Public Shareholders may seek conversion of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Shareholders.

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the Period August 18, 2006 (Inception) to September 12, 2006

Note 1 — Organization and Business Operations – (continued)

If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 2 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 8,000,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,200,000 units solely to cover over-allotments, if any). Each Unit consists of one ordinary share of the Company and one Redeemable Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $6.50 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $12.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 5.5% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 0.5% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 1.5% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company will also issue a unit purchase option, for $100, to EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the Proposed Offering, to purchase 400,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to the Units being offered in the Proposed Offering. The Company intends to account for the fair

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the Period August 18, 2006 (Inception) to September 12, 2006

Note 2 — Proposed Public Offering – (continued)

value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1.2 million ($2.99 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 42.88%, (2) risk-free interest rate of 4.74% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 3 — Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 4 — Note Payable, Related Party

The Company issued a $125,000 principal amount unsecured promissory note to Mr. Bo Yu, the Company’s Chairman and Chief Executive Officer. The note is non-interest bearing is payable on the earlier of September 1, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Note 5 — Commitments

The Company presently occupies office space provided by an affiliate of the Company’s officers and directors. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

The initial shareholders are expected to execute letter agreements with the Company and EBC, waiving their rights to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Company’s Chairman and Chief Executive Officer has committed to purchase 250,000 Units (“Insider Units”) at $8.00 per Unit (for an aggregate purchase price of $2,000,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Insider Units to be purchased by such officer will be identical to the Units being offered in the Proposed Offering except that the Warrants underlying the Insider Units may be exercisable on a “cashless basis,” at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), so long as such securities are held by such officer or his affiliates. Additionally, such officer has waived his right to receive distributions upon the Company’s liquidation prior to a Business Combination with respect to the securities underlying these Insider Units. Furthermore, the officer has agreed that the Insider Units and underlying securities will not be sold or transferred by him until after the Company has completed a Business Combination.

CHINA FORTUNE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the Period August 18, 2006 (Inception) to September 12, 2006

Note 5 — Commitments – (continued)

The Initial Shareholders and the holders of the Insider Units (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Units (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to make up to two demands that the Company register such shares. The holders of the majority of the founding shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of the Insider Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Insider Units (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

EBC will be engaged by the Company to act as the Company’s non exclusive investment banker in connection with a proposed Business Combination. For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay EBC a cash transaction fee equal to 1% of the total consideration paid in connection with the Business Combination, with a maximum fee to be paid of $640,000. Additionally, the Company has agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 2 above.

Note 6 — Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred shares which participates in the proceeds of the Trust Account or which votes as a class with the ordinary shares on a Business Combination.

Until                  , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$64,000,000 CHINA FORTUNE ACQUISITION CORP. 8,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS

		EarlyBirdCapital, Inc.
Prospectus Summary	1
Summary Financial Data	10
Risk Factors	11
Use of Proceeds	29
Dilution	32
Capitalization	33
Management’s Discussion and Analysis of Financial Condition and Results of Operations	34
Proposed Business	36
Management	47
Principal Shareholders	50
Certain Relationships and Related Transactions	52
Description of Securities	54
Taxation	61
Underwriting	66
Legal Matters	69
Experts	69
Where You Can Find Additional Information	70

		, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Stockholders	Number of Shares

Bo Yu	1,440,000
Yufeng Zhang	180,000
Gang Chen	180,000
Aidan Stretch	100,000
James Walsh	100,000

Such shares were issued on August 18, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.0125 per share.

In addition, Bo Yu has committed to purchase from us an aggregate of 250,000 units at $8.00 per unit (for a total purchase price of $2,000,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the units undertaken by the above individual was made pursuant to Subscription Agreement, dated as of September 25, 2006 (the form of which was filed as Exhibit 10.14 to the Registration Statement on Form F-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individual are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the units was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.*
3.2	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to Representative.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Graubard Miller.
10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Bo Yu.
10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Gang Chen.
10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Yufeng Zhang.
10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Aidan Stretch.
10.5	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and James Walsh.
10.6	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.7	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.8	Form of Letter Agreement between Cathay Fortune Corp. and Registrant regarding administrative support.
10.9	Form of Promissory Note, dated as of September 8, 2006, issued to Cathay Fortune Corp.
10.10	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.11	Form of Subscription Agreement among the Registrant, EarlyBirdCapital, Inc., Graubard Miller and Bo Yu.
23.1	Consent of UHY LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).

——————

*

To be filed by amendment.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of October, 2006.

CATHAY FORTUNE ACQUISITION CORP.

By:	/s/ Bo Yu
Bo Yu Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bo Yu, Yufeng Zhang and Gang Chen his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bo Yu	Chairman of the Board and Chief Executive Officer (Principal executive officer)	October 4, 2006
Bo Yu

/s/ Yufeng Zhang	Chief Financial Officer (Principal financial and accounting officer) and Director	October 4, 2006
Yufeng Zhang

/s/ Gang Chen	Secretary, Treasurer and Director	October 4, 2006
Gang Chen

/s/ Aidan Stretch	Director	October 4, 2006
Aidan Stretch

/s/ James Walsh	Director	October 4, 2006
James Walsh

II-4